QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form F-10 pertaining to the Prospectus of Agnico-Eagle Mines Limited for the registration of its debt securities, common shares and warrants to purchase debt securities or common shares (the "Prospectus").

        We also consent to the incorporation by reference therein of our report dated March 28, 2011, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited, and our report dated March 28, 2011, with respect to the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited, which reports appear in the December 31, 2010 Annual Report on Form 20-F of Agnico-Eagle Mines Limited, filed with the Securities and Exchange Commission.

Toronto, Canada June 14, 2011	"signed" Ernst & Young LLP Chartered Accountants Licensed Public Accountants

QuickLinks

  Exhibit 5.2
Consent of Independent Registered Public Accounting Firm